EXHIBIT 5.1

NIXON PEABODY LLP

1100 Clinton Square
Rochester, New York 14604
(585) 263-1000
Fax:  (585) 263-1600

March 3, 2010

Home Properties, Inc.
850 Clinton Square
Rochester, New York 14604

Ladies and Gentlemen:

We have acted as counsel to Home Properties, Inc. (the “Company”), a Maryland corporation, in connection with the offer and sale from time to time by the Company, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company: (i) shares of common stock, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”); and (iii) debt securities (the “Debt Securities” and, collectively with the Common Stock and the Preferred Stock, the “Securities”), in amounts, at prices and on terms as shall be designated by the Company at the time of the applicable offering of any of the Securities, pursuant to an automatic shelf registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the prospectus contained therein (“Prospectus”).

The Securities may be issued, sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus and any supplements thereto.  The Common Stock may be issued from time to time and sold by the Company or by the holders thereof, including in exchange for units of limited partnership in Home Properties, L.P. (the “Operating Partnership”) in accordance with the terms of the second amended and restated partnership agreement, as amended (“Partnership Agreement”), of the Operating Partnership, or upon redemption or exchange of the Company’s 4.125% Exchangeable Senior Notes due 2026 (the “Notes”), issued pursuant to the Indenture (the “Note Indenture”), dated October 24, 2006, between the Company, the Operating Partnership and Wells Fargo Bank, N.A., as trustee, filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 25, 2006.  The Debt Securities may be issued in one or more series pursuant to an indenture (the “Indenture”), filed as Exhibit 4.1 to the Registration Statement.  The Preferred Stock may be issued in one or more series.  The designations, relative powers, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more articles supplementary to the Company’s Articles of Amendment and Restatement of Articles of Incorporation (each, an “Article Supplementary”).   The executed form of Indenture and each Article Supplementary, as applicable, will be filed with the Commission as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated in such Registration Statement by reference.   (The Partnership Agreement, the Indenture, the Note Indenture and the applicable Article Supplementary are hereinafter collectively referred to as the “Securities Documents”.)

In connection with the foregoing, we have examined the Registration Statement, the Prospectus, the Partnership Agreement, the Indenture and the Note Indenture.  We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company.  We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters.  We also have relied, without investigation, upon certificates and other documents from public officials.

In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

We also have assumed that: (i) at the time of any offering or sale, the Securities and the Securities Documents relating thereto will have been specifically authorized for issuance and execution and delivery by the Company by the Company’s Board of Directors or an authorized committee thereof, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will, at the time of such offering or sale, have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any security of the Company pursuant to which any Common Stock or Preferred Stock being offered is issuable upon conversion, exchange or exercise of such security, will have been duly authorized and issued, and the same will have been duly delivered, against receipt of the consideration approved by the Company, (iv) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws, (v) one or more prospectus supplements will have been filed with the Commission describing the particular Securities offered thereby, (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus and the applicable prospectus supplement relating thereto, (vii) any purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (viii) the terms of the Securities will not, and the execution, delivery and performance by the Company of the Securities Documents will not, violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ix) no consent, approval, authorization or other action by, and no notice to or filing with, any governmental body or agency or any other third party is required for the execution, delivery or performance by the Company of any of the Securities Documents or, if any such consent, approval, authorization, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

With respect to any common stock or preferred stock, we have assumed that: (i) the consideration has been duly approved by the Board of Directors of the Company; (ii) such consideration is in excess of par value, and (iii) the shares were issued and delivered against receipt of such consideration.

With respect to any common stock issuable in exchange for units of limited partnership of the Operating Partnership, we have assumed that: (i) the units were duly authorized and validly issued for consideration approved by the Operating Partnership; and (ii) the units have been tendered for exchange as provided in the Partnership Agreement.

With respect to any common stock issuable upon the exchange or redemption of the Notes, we have assumed that: (i) the Notes were duly authorized and validly issued; (ii) the Notes have been tendered or exchanged for a value in excess of their principal amount in accordance with the terms of the Note Indenture; and (iii) the Operating Partnership has elected to pay such excess in common stock as provided in the Note Indenture.

With respect to the issuance and sale of any Debt Securities, we have assumed that: (i) the Indenture has been and any supplemental indenture thereto will have been duly executed and delivered by the Company and the trustee named therein, and (ii) the Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture relating thereto.

With respect to the issuance and sale of any series of Preferred Stock, we have assumed that an appropriate Article Supplementary with respect to such series of Preferred Stock will have been duly adopted by the Company’s Board of Directors and filed with the Secretary of State of the State of Delaware.

We have further assumed, without investigation, that, when duly executed and delivered by the parties thereto, each Securities Document is or will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms and that each Securities Document will be governed by and construed in accordance with the law of the State of New York.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that:

1.           Upon issuance, any Securities consisting of Common Stock or Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

2.           Upon issuance, any Securities consisting of Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

The foregoing opinions are qualified to the extent that the enforceability of any of the Securities, Securities Documents or other document or instrument may be limited by or subject to (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting the enforcement of, creditors’ rights and remedies, (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (z) public policy.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York, the federal law of the United States of America and the General Corporation Law of the State of Maryland.  As used herein, the terms “General Corporation Law of the State of Maryland” and “laws of the State of New York” include the statutory provisions contained therein, all applicable provisions of the Maryland and New York Constitutions and reported judicial decisions interpreting such provisions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the Securities Prospectus.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Nixon Peabody LLP